Exhibit 4.1

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

dated as of

January 11, 2015

among

FOUNDATION MEDICINE, INC.,

ROCHE HOLDINGS, INC.

and

THE OTHER STOCKHOLDERS PARTY HERETO

(FOR THE LIMITED PURPOSES SET FORTH HEREIN)

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	8

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01. Initial Board Composition	9
Section 2.02. Subsequent Board Composition	10
Section 2.03. Board Committees; Subsidiary Boards and Board Committees; Exclusion of Investor Designees	13
Section 2.04. Observer Rights	14
Section 2.05. Matters Reserved for Investor Approval	14
Section 2.06. Investor Agreement to Vote	17
Section 2.07. Matters Reserved for Approval of the Disinterested Directors	17

ARTICLE 3
STANDSTILL

Section 3.01. Standstill	17
Section 3.02. Early Termination of Standstill	19

ARTICLE 4
ANTI-DILUTION RIGHTS

Section 4.01. Share Repurchase Program	20
Section 4.02. Provision of Information	21
Section 4.03. Stock Purchase Option	22
Section 4.04. Notification of Aggregate Ownership Percentage; Disregarded Dilution	23
Section 4.05. Material Breach	24

ARTICLE 5
REGISTRATION RIGHTS

Section 5.01. Demand Registration	24
Section 5.02. Piggyback Registration	26
Section 5.03. Lock-Up Agreements	27
Section 5.04. Registration Procedures	28
Section 5.05. Indemnification by the Company	31

i

Annex A – Equity Plan Extension Methodology

ii

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated as of January 11, 2015 among Foundation Medicine, Inc., a Delaware corporation (the “Company”), Roche Holdings, Inc., a Delaware corporation (the “Investor”), and, solely for the purposes of Section 2.02(f), Section 6.03(a) and Section 6.04 hereof, the stockholders listed on the signature pages hereto under the heading “Existing VC Investors” (each, an “Existing VC Investor”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution of this Agreement, the Company and the Investor are entering into the Transaction Agreement, pursuant to which, among other things, the Investor has agreed to acquire an aggregate number of Shares that, when added to the Shares already owned by Roche Holding Ltd and its Subsidiaries, will represent, immediately following the Closing and assuming completion of all transactions contemplated by the Transaction Agreement, at least 52.4% of the Fully Diluted Shares at such time, on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection therewith, and as an inducement to the Investor’s and the Company’s willingness to enter into the Transaction Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby, the parties hereto wish to enter into this Agreement, which shall become effective at the Acceptance Time in accordance with Section 7.01.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Acceptance Time” has the meaning ascribed to such term in the Transaction Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that, for purposes of this Agreement, (i) neither Chugai Pharmaceutical Co., Ltd. nor any of its Subsidiaries shall be considered an Affiliate of the Investor (unless the Investor elects, in a written notice delivered to the Company, to have any such Person considered an Affiliate of the Investor) and (ii) neither the Company nor any of its Subsidiaries shall be considered an Affiliate of the Investor or any Existing VC Investor.

“Aggregate Ownership Percentage” means, with respect to any Person at any time, a fraction (expressed as a percentage) equal to (i) the aggregate number of Shares beneficially owned by such Person (together with his, her or its Affiliates) at such time divided by (ii) the aggregate number of all outstanding Shares at such time.

“Applicable Governance Rules” means the requirements of any applicable federal or state securities laws or the rules, regulations or listing standards promulgated by any national securities exchange on which the Shares are traded.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York or Basel, Switzerland are authorized or required by Applicable Law to close.

“Closing” has the meaning ascribed to such term in the Transaction Agreement.

“Collaboration Agreements” has the meaning ascribed to such term in the Transaction Agreement.

“Common Equivalents” means (i) with respect to Shares, the number of Shares, and (ii) with respect to any Company Securities that are convertible or subject to settlement into, or exchangeable for, Shares, the number of Shares issuable in respect of the conversion, settlement or exchange of such securities into Shares (regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof).

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other security into which such Common Stock may hereafter be converted or changed.

“Company Securities” means (i) the Common Stock, (ii) securities convertible or exercisable into, or exchangeable for, Common Stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire any of the foregoing.

“Disinterested Director” means a director on the Board that (i) qualifies as “independent” under Applicable Governance Rules, (ii) is not a director, manager, principal, partner, officer or employee of, and otherwise has no material relationship with, the Investor or any of its Affiliates and (iii) is not an Investor Designee.

“Disinterested Director Approval” means the affirmative approval of at least a majority of the Disinterested Directors on the Board (or a special committee thereof), duly obtained in accordance with the applicable provisions of the Company’s organizational documents and Applicable Law.

“Equity Plan Extension” means, upon the expiration or termination of the Company’s then-existing Permitted Equity Plan, a new equity incentive plan, or an amendment to such Permitted Equity Plan, that (i) provides for a maximum number of Shares reserved for issuance (together with the number of Shares available for issuance under any other then-existing equity incentive plans that will continue to exist after the Equity Plan Extension) determined in the manner set forth on Annex A and (ii) is otherwise on reasonable terms and conditions (in light of then-current market practice for similarly situated companies).

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Investors’ Rights Agreement” means the Second Amended and Restated Investors’ Rights Agreement dated as of June 20, 2013 among the Company and the Persons listed on Schedule A thereto, as amended.

“Existing VC Investor Group” means, with respect to any Existing VC Investor, such Existing VC Investor and any Affiliate of such Existing VC Investor that, at the applicable time of determination, beneficially owns any Company Securities.

“Existing VC Investor Group Member” means, with respect to any Existing VC Investor, at the applicable time of determination, any Affiliate of such Existing VC Investor included within its Existing VC Investor Group.

“Fully Diluted Aggregate Ownership Percentage” means, with respect to any Person at any time, a fraction (expressed as a percentage) equal to (i) the aggregate number of Shares beneficially owned by such Person (together with his, her or its Affiliates) at such time divided by (ii) the Fully Diluted Shares at such time.

“Fully Diluted Shares” means, as of any time, the number of Shares outstanding, together with all Shares that the Company would be required to issue pursuant to any then-outstanding Company Securities, regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof. For the avoidance of doubt, “Fully Diluted Shares” shall not include any Shares held by the Company as treasury stock.

“Governmental Authority” means any transnational, domestic or foreign, federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Indebtedness” means, without duplication, all obligations of the Company or any of its Subsidiaries for any (a) liabilities for borrowed money or amounts owed or indebtedness issued in substitution for or in exchange of indebtedness for borrowed money, (b) obligations evidenced by notes, bonds, debentures or other similar instruments, (c) obligations for amounts (drawn or undrawn) under bankers’ acceptances, letters of credit or other financial guaranties, (d) obligations for the deferred purchase price of property or services (excluding any ordinary trade payables incurred in the ordinary course of business), (e) obligations as lessee under leases that are required to be recorded as capital leases in accordance with generally accepted accounting principles in the United States consistently applied (excluding real estate leases to the extent that such leases are not currently included under the definition of capital leases but would be required to be included on the Company’s consolidated balance sheet solely as a result of the application of proposed Accounting Standard Update Leases (Topic 842)), (f) outstanding obligations under any swap or hedge agreements and (g) guaranties and other contingent obligations in respect of the liabilities or obligations of any other Person for any of the items described in the foregoing clauses (a) through (f).

“Independent Directors” means each director of the Board who, as of the time of determination, (i) qualifies as “independent” under Applicable Governance Rules and (ii) is not a director, manager, principal, partner, officer or employee of, and otherwise has no material relationship with, the Investor, any of the Existing VC Investors, any other Person whose Aggregate Ownership Percentage is 2% or higher or any of their respective Affiliates.

“Investor Designee” means any director of the Board who has been designated by the Investor pursuant to Article 2 hereof.

“Investor Group” means the Investor and any Affiliate of the Investor that, at the applicable time of determination, beneficially owns any Company Securities.

“Investor Group Member” means, at the applicable time of determination, any Affiliate of the Investor included within the Investor Group.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Permitted Equity Plan” means (i) the 2013 Stock Option and Incentive Plan as it exists on the date hereof (together with any amendments thereto that (x) did not require the Investor’s approval pursuant to Section 2.05(d) hereof (or, with respect to any amendment made prior to the Closing, would not have required such approval if such amendment had been made immediately following the Closing) or (y) were approved in writing by the Investor) and (ii) any other equity incentive plan established after the date hereof that (x) did not require the Investor’s approval pursuant to Section 2.05(d) hereof (or, with respect to any plan established prior to the Closing, would not have required such approval if such plan had been established immediately following the Closing) or (y) was approved in writing by the Investor.

“Permitted Stock Consideration” means Shares, options exercisable into Shares, or restricted stock units, performance stock units or stock appreciation rights that settle into Shares, in each case issued by the Company in connection with the acquisition by the Company or any of its Subsidiaries of assets, securities, properties, interests or businesses, up to an aggregate maximum number of Shares (taking into account any stock split, stock dividend, reverse stock split or similar event) with respect to all such acquisitions (assuming the payment in full of any contingent consideration in connection with all such acquisitions), calculated on a Common Equivalents basis, equal to (i) the Fully Diluted Shares as of immediately following the Closing multiplied by (ii) the Permitted Stock Consideration Percentage; provided that, after giving effect to such issuance (assuming the payment in full of any contingent consideration in connection with all such acquisitions), the Fully Diluted Aggregate Ownership Percentage of the Investor Group would not be less than 50.5%.

“Permitted Stock Consideration Percentage” means a percentage equal to (i) the Fully Diluted Aggregate Ownership Percentage of the Investor Group immediately following the Closing minus (ii) 52.4%.

“Public Offering” means any underwritten public offering of Registrable Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or any similar or successor form or a registration pursuant to Rule 145 promulgated by the SEC under the Securities Act.

“Reference Market Capitalization” means, on the date of determination, (a) the aggregate number of all outstanding Shares as of such date multiplied by (b) the volume-weighted average price of the Shares on NASDAQ (or the primary securities exchange upon which the Shares are then traded) over the ten consecutive trading day period ending on such date.

“Registrable Securities” means any Shares and any securities that may be issued or distributed or be issuable in respect of any Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by any member of the Investor Group; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act), (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act or (iv) the Investor Group ceases to have an Aggregate Ownership Percentage of at least 5% and the members of the Investor Group are able to dispose of all of their Registrable Securities in any 90-day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) without volume or manner of sale restrictions.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “cold comfort” letters requested pursuant to Section 5.04(i)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable and documented fees, out-of-pocket costs and expenses of the Registering Investors, including one counsel for all of the Registering Investors participating in the offering selected by the Investor, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 5.04(m).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Share Percentage Cap” means a fraction (expressed as a percentage), (i) the numerator of which is equal to (x) 50.5% of the Fully Diluted Shares at such time minus (y) the number of Shares Transferred by the Investor Group following the Closing, and (ii) the denominator of which is equal to the Fully Diluted Shares at such time; provided that if the Company fails to or, as a result of the application of Applicable Law, is unable to repurchase the number of Shares otherwise contemplated by Section 4.01(a), the Share Percentage Cap shall be increased by the percentage of the Fully Diluted Shares (following the consummation of the purchases described immediately following this parenthetical) represented by any Shares that the Investor Group subsequently purchases in accordance with its rights under Section 4.03 in order to maintain the Fully Diluted Aggregate Ownership Percentage of the Investor Group prior to any applicable New Equity Issuance(s). For the sake of illustration, if a New Equity Issuance causes the Fully Diluted Aggregate Ownership Percentage of the Investor Group to decrease from 50.5% to 50.1%, and, following the Company’s inability or failure to meet its repurchase obligations under Section 4.01(a), the Investor purchases Shares in accordance with Section 4.03 to increase the Fully Diluted Aggregate Ownership Percentage of the Investor Group up to 50.5%, the Share Percentage Cap would be increased by 0.4% to 50.9%.

“Shares” means shares of Common Stock.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of Chugai Pharmaceutical Co., Ltd., the Company or any of their respective Subsidiaries shall be considered a Subsidiary of the Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means (i) shares of capital stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, such capital stock, (iii) any other equity or equity-linked security issued by any Subsidiary of the Company and (iv) options, warrants or other rights to acquire any of the foregoing.

“Transaction Agreement” means the Transaction Agreement between the Company and the Investor being entered into concurrently with the execution of this Agreement.

“Transaction Documents” has the meaning ascribed to such term in the Transaction Agreement.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge or otherwise transfer such Company Securities or any economic participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“2013 Stock and Option Incentive Plan” means the Foundation Medicine, Inc. 2013 Stock and Option Incentive Plan.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Confidential Information	6.02(c)
Damages	5.05
Demand Registration	5.01(a)
Disclosing Party	6.02(b)
e-mail	8.02
Existing VC Investor	Preamble
Existing VC Representative	2.02(f)
FGAR Guidelines	6.05(b)
Indemnified Party	5.07
Indemnifying Party	5.07
Initial Board	2.01(a)
Inspectors	5.04(h)
Investor	Preamble
Investor Buyout Offer	3.01(c)(i)
Investor Option	4.03(a)(i)
Lock-Up Period	5.03
Market Price	4.03(b)
Material Breach	4.05
Maximum Offering Size	5.01(e)
New Equity Issuance	4.01(a)
Observer	2.04
Option Exercise Notice	4.03(b)
Option Purchase Price	4.03(b)
Original Standstill Period	3.01(a)
Piggyback Registration	5.02(a)
Receiving Party	6.02(b)
Records	5.04(h)
Registering Investor	5.01(a)
Representatives	6.02(c)
Share Information	4.05
Share Issuance Notification	4.02(a)(ii)
Share Repurchase Program	4.01(a)
Share Transaction Notification	4.02(b)
Shelf Registration	5.01(g)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Initial Board Composition. (a) Effective as of the Closing and at all times thereafter, subject to Section 2.02(c), the size of the Board shall be fixed at nine directors. Effective as of the Closing, the Board (the “Initial Board”) shall be comprised of:

(i) three directors designated by the Investor as Investor Designees, who initially shall be (A) Daniel O’Day and (B) two other individuals designated in writing by the Investor to the Company prior to the Closing;

(ii) two Existing VC Representatives agreed in writing by the Company and the Investor prior to the Closing;

(iii) three Independent Directors, who initially shall be (A) David Schenkein, MD, (B) Evan Jones and (C) the other individual agreed in writing by the Company and the Investor prior to the Closing, unless otherwise agreed in writing by the Company and the Investor prior to the Closing; and

(iv) the Chief Executive Officer of the Company.

(b) If any of the individuals listed in Section 2.01(a)(i) shall be unwilling or unable to serve as a director of the Company as of the Closing, then the Investor shall have the right to designate another individual to fill such seat and serve as a director on the Board effective as of the Closing. If any of the individuals listed in Section 2.01(a)(ii) or (iii) shall be unwilling or unable to serve as a director of the Company as of the Closing, then the Company and the Investor shall in each case mutually agree in writing upon an Independent Director to fill any such seat prior to the Closing.

(c) The Company agrees to take all other necessary actions, including those set forth in Article 4 of the Transaction Agreement, to ensure that, effective as of the Closing, the composition of the Board is as set forth in Section 2.01(a).

Section 2.02. Subsequent Board Composition. (a) After the appointment of the Initial Board as set forth above, at all applicable times following the Closing and until such time as the Aggregate Ownership Percentage of the Investor Group is less than 10%, the Company shall take all actions necessary, subject to Applicable Law and Applicable Governance Rules, to cause the Board to be comprised of the following members:

(i) a number of individuals designated by the Investor as Investor Designees that is equal to the lesser of (A) seats representing 33.34% of the Board and (B) a number equal to (x) the number of seats on the Board multiplied by (y) the Aggregate Ownership Percentage of the Investor Group at such time (in each case rounded to the nearest whole number, but not less than one);

(ii) the Chief Executive Officer of the Company;

(iii) such directors initially designated pursuant to Section 2.01(a)(ii) or, following the vacancy of any such seat caused by the death, disability, retirement, resignation or removal of any such director, an Independent Director; and

(iv) such number of Independent Directors as is necessary to fill all then-remaining seats on the Board.

Subject to the foregoing, the director nominees to be presented to the stockholders at any annual or special meeting called for the purpose of electing directors shall be selected by the nominating committee of the Board (it being understood and agreed that the nominating committee shall be comprised at all times of a majority of Independent Directors).

(b) The Company agrees to cause each individual designated pursuant to this Section 2.02 to be nominated for election as a director on the Board, and to take all other necessary actions, subject to Applicable Law and Applicable Governance Rules, to ensure that the composition of the Board is as set forth in this Section 2.02, including by calling a special meeting of the nominating committee, the Board and/or the Company stockholders, recommending to Company stockholders the election of the designees selected pursuant to this Section 2.02, and using its reasonable best efforts to solicit proxies in favor of the election of any such individuals to the Board from the stockholders of the Company eligible to vote for the election of directors as of the record date for such meeting; provided that, notwithstanding anything in this Article 2 to the contrary, any director on the Board shall be required to meet the minimum qualifications for directors set forth in the Company’s Corporate Governance Guidelines then in effect (which qualifications shall not be amended without the prior written consent of a majority of the Investor Designees, other than to comply with Applicable Governance Requirements based on the written advice of outside counsel to the Company). Without limiting the foregoing, at any annual or special meeting of stockholders of the Company at which directors are to be elected (including any special meeting called by the Company pursuant to the preceding sentence), the Company shall either re-nominate for election each then-serving Investor Designee (provided that, if at such time the Investor shall be entitled to nominate fewer Investor Designees pursuant to Section 2.02(a)(i) than the number of then-serving Investor Designees, the Investor shall notify the Company in writing of the Investor Designee(s) that shall not be nominated for subsequent election) or such other Investor Designee(s) as the Investor may designate to the Company in writing. In connection with any designation by the Investor of an Investor Designee pursuant to the preceding sentence, the Investor agrees to provide to the Company all information concerning such Investor Designee(s) reasonably required and requested by the Company to the extent necessary for the Company to comply with Applicable Governance Rules and applicable disclosure rules. If at any time the Aggregate Ownership Percentage of the Investor Group decreases by such amount that the Investor shall be entitled to fewer Investor Designees pursuant to Section 2.02(a)(i) than the number of then-serving Investor Designees, then, at the request of the Company, the Investor shall cause the resignation of a number of Investor Designee(s) necessary so that, following such resignations, the number of Investor Designees is equal to the number of Investor Designees that the Investor is entitled to designate pursuant to Section 2.02(a)(i), if any.

(c) The size of the Board as provided for in Section 2.02(a) may be expanded following the Closing as approved by the Board, but may only be reduced if and to the extent (x) required by Applicable Governance Rules or (y) approved by a majority of the Investor Designees. If the size of the Board is expanded in accordance with this Section 2.02(c), (i) any additional Investor Designees shall be designated by the Investor in accordance with Section 2.02(a)(i) and (ii) any necessary additional Independent Directors shall be initially selected by the nominating committee of the Board. If the size of the Board is reduced in accordance with this Section 2.02(c), (i) if as a result of such reduction the Investor would be entitled to designate fewer Investor Designees pursuant to Section 2.02(a)(i), the Investor shall cause the resignation of a number of Investor Designee(s) necessary so that, following such resignations, the number of Investor Designees is equal to the number of Investor Designees that the Investor is entitled to designate pursuant to Section 2.02(a)(i), and (ii) the Company shall cause the resignation of the appropriate number of Independent Directors. In furtherance of the foregoing, the Company and the Investor shall cooperate to ensure that, after taking into account any modification to the size of the Board, the composition of the Board continues to reflect, as closely as practicable, the intended Board composition under this Article 2.

(d) Except as otherwise set forth in Section 2.02(b), if, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy of a seat on the Board previously occupied by an Investor Designee, the Investor shall have the right to designate another individual to fill such vacancy and serve as a director on the Board pursuant to Section 2.02(a). Any other vacancy on the Board shall be filled with a director candidate selected by the nominating committee; provided that, in the event that a vacancy shall result in the nominating committee no longer having a majority of Independent Directors, a majority of the Independent Directors then in office shall have the right, subject to Section 2.02(a), to designate an individual to fill such vacancy.

(e) The Investor agrees that, if at any time the Investor has the right to designate at least one Investor Designee on the Board pursuant to Section 2.02(a)(i), the Investor shall, and shall cause each Investor Group Member to, subject to Section 3.01(c)(iii), (A) cause their respective Shares to be present for quorum purposes at any stockholder meeting called for the purpose of electing directors, and (B) if at any time it or any Investor Group Member is then entitled to vote for the election or removal of directors, vote such Shares or execute proxies or written consents, as the case may be, on a director-by-director basis, either (1) in accordance with the recommendation of the Board or (2) in the same proportion as the votes cast by all stockholders of the Company other than the Investor Group; provided that (i) the obligations of the Investor Group in this Section 2.02(e) shall not apply in connection with any director election if the Company’s nominees are not consistent with the agreed Board composition set forth in this Section 2.02, and (ii) in no event may any member of the Investor Group vote any of its Shares for any director candidate nominated by any other stockholder of the Company if such nominee (x) is a director, manager, principal, partner, officer or employee of the Investor or any of its Affiliates, or (y) would otherwise not qualify as an “Independent Director” of the Investor as a result of the specific, objective criteria set forth in NASDAQ Listing Rule 5605(a)(2)(A)-(G) (determined for this purpose as if such rule applied to the Investor); and provided, further, that, if there has been a breach by the Investor of Section 3.01(b), and such breach results in the nomination of a director candidate by any other stockholder of the Company, then the Investor shall, and shall cause each Investor Group Member to, vote all of its Shares solely in accordance with the recommendation of the Board in connection with such director election.

(f) Each of the Existing VC Investors agrees that, if at any time any director on the Board is a director, manager, principal, partner, officer, employee or other representative of such Existing VC Investor or any of its Affiliates (an “Existing VC Representative”), such Existing VC Investor shall, and shall cause each of its Existing VC Investor Group Members to, (A) cause their respective Shares to be present for quorum purposes at any stockholder meeting called for the purpose of electing directors, (B) if at any time it or any of its Existing VC Investor Group Members is then entitled to vote for the election of directors, vote such Shares or execute proxies or written consents, as the case may be, and take all other necessary action in order to ensure that the composition of the Board is as set forth in this Section 2.02, and (C) not vote any of its Shares in favor of the removal of any director who shall have been designated pursuant to this Section 2.02; provided that, if the Person or Persons entitled to designate any director pursuant to this Section 2.02 shall request in writing the removal of such director, such Existing VC Investor shall vote its Shares in favor of such removal.

(g) For the avoidance of doubt, the Company acknowledges and agrees that any Investor Designee may, at the Investor’s discretion, be an existing director, officer, employee or consultant of the Investor or any of its Affiliates, or any other individual that has a relationship (material or otherwise) with the Investor or any of its Affiliates.

Section 2.03. Board Committees; Subsidiary Boards and Board Committees; Exclusion of Investor Designees. (a) Effective as of the Closing, and at all times thereafter, the Board shall establish and maintain, as applicable, an audit committee, compensation committee, and nominating and corporate governance committee, and such other Board committees as the Board deems appropriate or as required by any Applicable Governance Rules, having such duties and responsibilities as are customary for such committees or as are required by any Applicable Governance Rules. For as long as there is at least one Investor Designee on the Board, the Company shall provide for the Investor Designees to have the same proportional representation (rounded to the nearest whole number, but not less than one) on each Board committee (other than any special committee of Disinterested Directors established for the sole purpose of considering any matter requiring Disinterested Director Approval hereunder) as the Investor Designees have on the Board; provided that, to the extent that such proportional representation is not permissible under the independence requirements of Applicable Governance Rules (based on the written advice of outside counsel to the Company), the maximum number of Investor Designees permissible under such independence requirements shall be included on such committee, subject to the Investor’s right to appoint an Observer to such committee pursuant to Section 2.04. From and after the Closing, subject to Applicable Law and Applicable Governance Rules (based on the written advice of outside counsel to the Company), the Company agrees to take all other necessary actions to ensure that the composition of each Board committee is as set forth in this Section 2.03.

(b) From and after the Closing, and at all times thereafter, if so requested by the Investor, the Company shall, and shall cause each applicable Subsidiary of the Company to, take all necessary actions to ensure that the composition of each such Subsidiary’s board of directors (or analogous governing body) and each committee thereof shall be proportionate to the composition of the Board and Board committees, such that the Investor Designees shall have the same proportional representation (rounded to the nearest whole number, but not less than one) on each such Subsidiary board of directors and committee thereof as the Investor Designees have on the Board and each committee thereof; provided, however, that the Company’s obligations under this Section 2.03(b) shall be subject in all cases to Applicable Law in the jurisdiction of such Subsidiary of the Company.

(c) Each Investor Designee may be excluded from any portion of any Board meeting during which the Board discusses any actual or potential collaboration agreement that is (i) between the Company or any of its Subsidiaries, on the one hand, and any pharmaceutical, biotechnology or biopharmaceutical company that is at such time an actual competitor of the Investor Group, on the other hand, and (ii) similar in scope, nature and value to the ordinary course collaboration agreements of the Company as of the date hereof (i.e., pursuant to which the Company has agreed to provide genomic sequencing services to pharmaceutical, biotechnology and biopharmaceutical companies to support research and development or patient treatment, or to work with such companies to collect and use human molecular and other patient information for such company’s research, development and commercialization efforts); provided that the foregoing shall not apply to, and the full Board shall be required to consider for approval, any strategic alliance, partnership, joint venture or exclusive outbound license agreement proposed to be entered into by the Company or any of its Subsidiaries that would require consideration or approval of the Board in accordance with the Company’s guidelines regarding Board approval then in effect (which guidelines shall not be amended without the prior written consent of a majority of the Investor Designees, other than to comply with Applicable Governance Requirements based on the written advice of outside counsel to the Company).

Section 2.04. Observer Rights. To the extent that, due to the independence requirements of Applicable Governance Rules (based on the written advice of outside counsel to the Company), any Board committee or Subsidiary board committee may not include the full number of Investor Designees as set forth in Section 2.03(a) or Section 2.03(b), the Investor may, at its election and upon written notice to the Company, appoint an Investor Designee to serve as a non-voting “observer” (an “Observer”) on such committee in addition to the Investor Designees serving on such committee. Each Observer shall (i) be provided by the Company with all notices of meetings, consents, minutes and other written materials that are provided to the directors serving on such Board committee or Subsidiary board committee at the same time as such materials are provided to such directors and (ii) be entitled to attend all meetings of the applicable Board committee or Subsidiary board committee. The Company shall reimburse each Observer for all travel and lodging expenses in connection with the attendance by the Observer at any Board committee or Subsidiary board committee meeting on the same terms, and subject to the same policies, as shall apply to the other directors of the Company serving on such Board committee.

Section 2.05. Matters Reserved for Investor Approval. Until such time as the Aggregate Ownership Percentage of the Investor Group ceases to be more than 50%, the Company agrees that it shall not take any action, and shall cause each of its Subsidiaries not to take any action, in each case without the prior written approval of the Investor, with respect to any of the following matters:

(a) appointment of a new Chief Executive Officer;

(b) creation, incurrence or assumption of any Indebtedness if, after giving effect thereto, the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries would exceed the lesser of (i) $200 million and (ii) 20% of the Company’s Reference Market Capitalization as of (x) the close of business on the fifth trading day prior to the incurrence of such Indebtedness or (y) in the case of an offering of debt securities, as of the close of business on the fifth trading day prior to the commencement of such offering (provided that such offering is consummated within 60 days of its commencement) (for the avoidance of doubt, the parties agree that any Indebtedness under a revolving credit facility or similar arrangement providing for the drawdown of funds at the Company’s election shall not be deemed to be incurred until the time of such drawdown);

(c) any (i) issuance, delivery or sale (or any authorization of such an issuance, delivery or sale) of any Company Securities or Subsidiary Securities, other than (A) Shares issued upon the exercise or settlement of Company Securities granted under an equity incentive plan that are outstanding on the date hereof in accordance with their terms, (B) Company Securities (x) issued or granted after the date hereof pursuant to a Permitted Equity Plan and (y) that are exercisable or subject to settlement into cash or Shares, and, if applicable, any Shares issued upon the exercise or settlement of such Company Securities in accordance with their terms, (C) Company Securities issued as Permitted Stock Consideration, (D) Subsidiary Securities issued to the Company or any other wholly owned Subsidiary of the Company or (E) Subsidiary Securities sold in a disposition not otherwise requiring the Investor’s approval under Section 2.05(f); (ii) adoption of a stockholder rights plan; (iii) split, combination or reclassification of any Shares or other Company Securities; or (iv) amendment to the terms of any Company Security or Subsidiary Security (whether by merger, consolidation or otherwise), other than, in the case of this clause (iv), an amendment to any Company Security (x) granted under an equity incentive plan that is outstanding as of the date hereof or (y) issued or granted after the date hereof pursuant to a Permitted Equity Plan, in each case to the extent that such amendment is permissible under the terms of the applicable plan and, after giving effect to such amendment, such Company Security would have been permitted to be issued or granted without the Investor’s consent;

(d) any establishment of, or amendment to, any equity incentive plan or arrangement, except for (i) any Equity Plan Extension or (ii) any amendment to any Permitted Equity Plan on reasonable terms and conditions (in light of then-current market practice for similarly situated companies) that (x) does not increase the number of Shares reserved for issuance under such Permitted Equity Plan, (y) is adopted by the Board or its compensation committee and (z) does not require the approval of the Company’s stockholders under Applicable Law or Applicable Governance Rules;

(e) any acquisition (by merger, consolidation, acquisition of stock or assets, license, lease or otherwise), directly or indirectly, of any assets, securities, properties, interests in an entity, or businesses, or any capital contributions to, or investments in, any other Person (other than a wholly owned Subsidiary of the Company), if the aggregate consideration payable by the Company and its Subsidiaries in such acquisition, capital contribution or investment (including seller financing, assumed Indebtedness and potential contingent or royalty payments) exceeds the lesser of (i) $200 million and (ii) 20% of the Company’s Reference Market Capitalization as of the close of business on the fifth trading day prior to the entry into binding documentation with respect thereto; provided that the parties agree that the foregoing threshold shall be measured on a transaction-by-transaction basis with any substantially related, associated or linked acquisitions, capital contributions and investments constituting one transaction for this purpose (it being agreed that acquisitions shall not be deemed to be substantially related, associated or linked solely due to the fact that they relate to the same field or business segment); and provided, further, that the Investor shall not have any such consent right if the Investor Group is simultaneously evaluating the acquisition of the same assets, securities, properties, interests in an entity, or businesses, or capital contribution or investment, for its own account;

(f) any disposition (by merger, consolidation, sale of stock or assets, license or otherwise), directly or indirectly, of any assets, securities, properties, interests in an entity, or businesses of the Company or any of its Subsidiaries (including any disposition to any non-wholly owned Subsidiary of the Company) if the aggregate consideration payable to the Company and its Subsidiaries in such disposition (including seller financing, assigned indebtedness and potential contingent or royalty payments) exceeds $50 million; provided that the parties agree that the foregoing threshold shall be measured on a transaction-by-transaction basis with any substantially related, associated or linked dispositions constituting one transaction for this purpose (it being agreed that dispositions shall not be deemed to be substantially related, associated or linked solely due to the fact that they relate to the same field or business segment); and provided, further, that any non-exclusive license or other transaction that does not impair in any material respect the Company’s or any of its Subsidiaries’ ongoing access to, or use of, any of its assets shall not be deemed to be a disposition for the purposes of this Section 2.05(f);

(g) any engagement by the Company or any of its Subsidiaries in any business or activity other than (i) human molecular information or human molecular diagnostics, excluding human forensics, and (ii) any business or activity incidental thereto, which incidental business or activity includes working with pharmaceutical, biotechnology or biopharmaceutical companies to collect and use human molecular and other patient information for such companies’ research, development and commercialization efforts;

(h) any amendment to the certificate of incorporation or bylaws of the Company or similar organizational documents of any of its Subsidiaries, except as required by Applicable Law or Applicable Governance Rules (in each case based on the written advice of outside counsel to the Company); provided that any such required amendment shall be drafted and implemented in a manner designed to preserve the Investor’s rights hereunder, and the other arrangements described herein, to the maximum extent possible;

(i) (i) any dissolution or liquidation, or adoption of any plan of dissolution or liquidation, (ii) any filing of a petition or consent to a petition under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization of relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it, or seeking appointment of a receiver, liquidator, assignee, trustee, custodian or other similar official for it or all or any substantial part of its assets, (iii) any assignment for the benefit of creditors or (iv) any admission in writing of its inability to pay its debts generally as they become due;

(j) any action (including any entry into, or amendment to, any agreement or arrangement with a third party), that would impair in any material respect the Company’s ability to perform its obligations under this Agreement or that would otherwise impair in any material respect the Investor’s or any of its Affiliates’ rights hereunder (or the exercise thereof); or

(k) any agreement, resolution (that is not subject to receipt of the Investor’s consent for the underlying action) or commitment to do any of the foregoing.

Section 2.06. Investor Agreement to Vote. The Investor agrees that, for as long as the Investor has the right to designate at least one Investor Designee on the Board pursuant Section 2.02(a)(i), the Investor shall, and shall cause each Investor Group Member to, (a) cause their respective Shares to be present for quorum purposes at any stockholder meeting, (b) if any stockholder vote is required, vote such Shares or execute proxies or written consents, as the case may be, approving any matter as to which the Investor has previously provided its written approval pursuant to Section 2.05 within the previous six months (unless the Board or a committee thereof changes its recommendation with respect to such matter), and (c) with respect to any Equity Plan Extension, vote such Shares or execute proxies or written consents, as the case may be, either (i) in accordance with the recommendation of the Board or (ii) in the same proportion as the votes cast by all stockholders of the Company other than the Investor Group.

Section 2.07. Matters Reserved for Approval of the Disinterested Directors. For as long as there is at least one Investor Designee on the Board, the following actions shall require Disinterested Director Approval:

(a) any transaction between the Investor or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand;

(b) any enforcement or waiver of the rights of the Company or any of its Subsidiaries under any agreement between the Company or any of its Subsidiaries, on the one hand, and the Investor or any of its Affiliates, on the other hand; and

(c) any purchase of Shares by the Investor or any of its Affiliates, other than in accordance with Section 3.01(c)(iii), Section 4.03 or Section 4.04(b).

ARTICLE 3

STANDSTILL

Section 3.01. Standstill.

(a) Subject to Section 3.01(d), for a period of three years following the Closing (such three-year period, the “Original Standstill Period”), or such shorter period as may apply in accordance with Section 3.02, the Investor shall not, and shall not permit any of its Representatives (acting at the Investor’s direction) or Affiliates to, directly or indirectly, in any manner, effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any acquisition of Company Securities (including in derivative form) or any tender or exchange offer, merger, consolidation, business combination or other similar transaction involving the Company or any of its Subsidiaries.

(b) Except as provided in Section 3.01(c)(iii), during the Original Standstill Period and for so long thereafter as the Investor has the right to designate at least one Investor Designee on the Board pursuant to Section 2.02(a)(i), or such shorter period as may apply in accordance with Section 3.02, the Investor shall not, and shall not permit any of its Representatives (acting at the Investor’s direction) or Affiliates to, directly or indirectly, in any manner, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any Shares in connection with the election of directors or the removal of any director, (ii) solicit, knowingly encourage or knowingly facilitate, directly or indirectly, any third party to engage in any such solicitation, or (iii) make any public statement (or statement to another stockholder of the Company) in support of any such third-party solicitation or against any of the Company’s director nominees.

(c) Without limiting Section 3.01(a) or Section 3.01(b), the Investor agrees that, subject to Section 3.01(d), for as long as the Aggregate Ownership Percentage of the Investor Group is at least 20%:

(i) the Investor shall not, and shall not permit any of its Affiliates or Representatives (acting at the Investor’s direction) to, directly or indirectly, in any manner, effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any acquisition of Company Securities (including in derivative form) or any tender or exchange offer, merger, consolidation, business combination or other similar transaction involving the Company or any of its Subsidiaries, in each case unless the Investor (through itself or one of its Affiliates) offers to purchase all of the outstanding Shares held by stockholders of the Company other than the Investor Group (an “Investor Buyout Offer”);

(ii) prior to the fifth anniversary of the Closing, any Investor Buyout Offer shall be (A) made solely on a confidential basis to the Company and/or the Board, (B) subject to Disinterested Director Approval and (C) subject to a non-waivable condition requiring receipt of the approval of stockholders holding a majority of the Shares not beneficially owned by the Investor Group (or, in the event that the Investor Buyout Offer is proposed as a tender or exchange offer, a condition requiring that a majority of the Shares held by stockholders other than the Investor Group are validly tendered and not withdrawn); and

(iii) from and after the fifth anniversary of the Closing, (A) any Investor Buyout Offer shall be subject to a non-waivable condition requiring receipt of the approval of stockholders holding a majority of the Shares not beneficially owned by the Investor Group (or, in the event that the Investor Buyout Offer is proposed as a tender or exchange offer, a condition requiring that a majority of Shares held by stockholders other than the Investor Group are validly tendered and not withdrawn), and (B) if the Investor or any of its Affiliates makes an Investor Buyout Proposal, notwithstanding anything in this Agreement to the contrary, at any subsequent annual stockholder meeting of the Company (or special meeting called for the purpose of electing directors), the Investor Group will be entitled to nominate, in lieu of any member(s) of the Board, individual(s) who would be Independent Directors and the restrictions set forth in Section 3.01(b) shall not apply in connection with such election of directors; provided that, in connection with such election, the Investor Group shall vote its Shares in the same proportion as the votes cast by all stockholders of the Company other than the Investor Group. For the avoidance of doubt, any Investor Buyout Offer made after the fifth anniversary of the Closing may be made publicly and/or directly to the stockholders of the Company (including pursuant to a tender offer) without the review, evaluation or approval of the Board or the Disinterested Directors.

(d) Nothing in this Section 3.01 shall restrict, prevent or otherwise limit (i) any acquisition of beneficial ownership of Shares by the Investor or any of its Affiliates as permitted by Section 4.03 or Section 4.04(b), (ii) subject to Section 2.07, activities relating to existing or potential licensing, development, cooperation or other commercial agreements between the Company on the one hand, and the Investor or any of its Affiliates on the other hand, including any activities under or relating to the Collaboration Agreements, (iii) any Investor Designee from taking any action in connection with the satisfaction of his or her fiduciary duties as a director of the Board, voting on matters put to the Board or any committee thereof, influencing officers, employees, agents, management or the other directors of the Company in connection with his or her Board directorship, taking any action or making any statement at any meeting of the Board or any committee thereof, or otherwise acting in his or her capacity as a director of the Board, (iv) any disclosure or statements required to be made by any Investor Designee, the Investor or any of its Affiliates under Applicable Law or under applicable stock exchange rules on which the capital stock of the Investor or any of its Affiliates is traded; provided that such disclosure requirement does not arise from a breach of this Section 3.01; and provided, further, that the Investor provides the Company with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an applicable protective order or similar relief, and the Investor shall reasonably cooperate (at the Company’s expense) with such efforts by the Company, (v) the Investor Group’s right to exercise the voting rights with respect to their Shares in their discretion on any matter (subject to Section 2.02(e) and Section 2.06), (vi) any action that the Investor or any of its Affiliates is expressly required to take pursuant to any provision of this Agreement or any other Transaction Document or (vii) any action by the Investor or any of its Affiliates, taken at the election of the Investor or such Affiliate, upon the request of a majority of the Disinterested Directors or a committee thereof.

(e) The Investor shall not request that the Company amend or waive any provision of this Article 3, including this Section 3.01(e); provided that nothing in this Agreement shall prevent the Investor or any of its Affiliates from making confidential requests to the Board to amend or waive any provision of this Article 3, including this Section 3.01(e), that would require the Company, or the Investor or any of its Affiliates, to make any public disclosure with respect thereto.

Section 3.02. Early Termination of Standstill. Notwithstanding anything to the contrary set forth herein, the restrictions set forth in the preceding Section 3.01 shall automatically terminate, without any further action being required by any party hereto, and shall have no further force or effect, upon the Company entering into a definitive agreement with respect to, or the Board recommending to the Company’s stockholders, a transaction whereby any Person or group (as defined in Section 13(d)(3) of the Exchange Act) would acquire, directly or indirectly, voting securities of the Company representing more than 20% of the aggregate voting power of all then-outstanding voting securities of the Company (it being understood that share repurchases by the Company that are not consummated for the purpose of increasing any person’s or group’s percentage ownership of the Company shall not be deemed to trigger the termination of this Section 3.01).

ARTICLE 4

ANTI-DILUTION RIGHTS

Section 4.01. Share Repurchase Program.

(a) Effective at the Closing until the earlier of (i) the date of the first Transfer of Shares by the Investor Group where, after giving effect to such Transfer, the Fully Diluted Aggregate Ownership Percentage of the Investor Group is less than 40% and (ii) the date on which the Aggregate Ownership Percentage of the Investor Group ceases to be at least 30%, the Company shall adopt and implement, and thereafter shall maintain, a long-term Share repurchase program (the “Share Repurchase Program”) pursuant to which, unless the Investor has delivered to the Company an Option Exercise Notice pursuant to Section 4.03, prior to or concurrently with any New Equity Issuance that would result in the Fully Diluted Aggregate Ownership Interest of the Investor Group (assuming issuance in full of any remaining Permitted Stock Consideration (including payment in full of any contingent consideration)) ceasing to be at least equal to the Share Percentage Cap at such time, the Company shall repurchase a number of Shares such that, immediately following such New Equity Issuance, the Fully Diluted Aggregate Ownership Percentage of the Investor Group remains at least equal to the Share Percentage Cap at such time; provided that, in the event of a New Equity Issuance by the Company that inadvertently results in the Fully Diluted Aggregate Ownership Interest of the Investor Group (assuming issuance in full of any remaining Permitted Stock Consideration (including payment in full of any contingent consideration)) ceasing to be at least equal to the Share Percentage Cap at such time, the Company shall have a period of 90 days from the date that the Company has knowledge of such inadvertent failure to consummate the repurchases of Shares required by this Section 4.01(a). For the purposes of this Agreement, a “New Equity Issuance” means, after the Closing, (i) any new issuance of Shares by the Company (other than (x) issuances of Permitted Stock Consideration, (y) Shares issued in accordance with the terms of any Company Securities issued or granted in a New Equity Issuance of the type described in clause (ii) of this definition, or (z) Shares issued upon the exercise or settlement of Company Securities granted under an equity incentive plan that are outstanding as of the Closing) or (ii) the issuance or grant, as the case may be, by the Company of any Company Securities (other than Shares or Permitted Stock Consideration) that are convertible or exercisable into, or exchangeable for, Shares.

(b) Without limiting the Investor’s rights under Sections 4.03, 4.04 and 4.05, (x) the Company shall not be obligated to repurchase any Shares under the Share Repurchase Program if such repurchase would violate Applicable Law, and (y) if as a result of the application of Applicable Law the Company is not able to repurchase the number of Shares otherwise contemplated by Section 4.01(a), then the Company’s obligations under Section 4.01(a) shall survive until such time as the Company is able to repurchase such Shares under Applicable Law.

Section 4.02. Provision of Information.

(a) In connection with the rights granted to the Investor pursuant to this Article 4, the Company shall provide to the Investor, in writing:

(i) within five Business Days following the end of each calendar month, and at such other times as the Investor may reasonably request, information as to (A) the total number of Shares repurchased by the Company in the last month and on a year-to-date basis, (B) the total number of Company Securities issued and granted by the Company in the last month and on a year-to-date basis, (C) the Company’s current forecast as to the total number of Company Securities it expects to issue or grant during the next month and during the remainder of the calendar year, and (D) such other information as the Investor may reasonably request in connection with the Investor’s ownership, tax and accounting objectives; and

(ii) notification of any New Equity Issuance, which shall be provided at least 10 Business Days prior to the applicable proposed New Equity Issuance (or, if notice within such time period is not practicable, then within one Business Day following the date on which the Company becomes aware of the pending New Equity Issuance) (any such notification, a “Share Issuance Notification”). Any Share Issuance Notification shall specify (A) the number of Company Securities that the Company intends to issue, (B) the issuance date and all other material terms and conditions of the issuance, (C) the number of Shares to be repurchased in connection with such New Equity Issuance under the Share Repurchase Program and (D) after giving effect to such repurchases and the consummation of the New Equity Issuance, (x) the number of Shares outstanding on a primary basis and the Fully Diluted Shares, (y) the number of Shares underlying the Investor Option in connection with such New Equity Issuance and (z) the number of Shares the Investor may purchase in the market pursuant to Section 4.03(a)(ii) in connection with such New Equity Issuance. Any purchases made by the Investor consistent with the information provided in any Share Issuance Notification shall be deemed not to be in breach of this Agreement (including Article 3) and, to the extent any such information was inaccurate, the Company shall notify the Investor in writing as promptly as practicable following the Company becoming aware of any such inaccuracy and the Company shall use its reasonable best efforts to put the Investor in the position the Investor would have been in had the Share Issuance Notification been accurate.

(b) In connection with the obligations of the Company pursuant to this Article 4, the Investor shall provide to the Company, in writing, notification of any Transfer or purchase of Shares by the Investor Group (other than Transfers among the Investor and its Affiliates), which shall be provided no later than three Business Days after any such Transfer or purchase (any such notification, a “Share Transaction Notification”). Any Share Transaction Notification shall specify, as applicable, (A) the number of Shares Transferred or purchased by the Investor or Investor Group Member in the relevant transaction, (B) the date of such Transfer or purchase and (C) the number of Shares beneficially owned by the Investor Group following consummation of such Transfer or purchase. Any actions taken by the Company consistent with the information provided in any Share Transaction Notification shall be deemed not to be in breach of this Agreement and, to the extent any such information was inaccurate, the Investor shall notify the Company in writing as promptly as practicable following the Investor becoming aware of any such inaccuracy.

Section 4.03. Stock Purchase Option. (a) Without limiting the Company’s obligations set forth in Section 4.01 (but taking into account the effect of any repurchases by the Company pursuant to the Share Repurchase Program), effective at the Closing until the date on which the Aggregate Ownership Percentage of the Investor Group ceases to be at least 30%, in connection with any New Equity Issuance by the Company:

(i) the Company hereby grants to the Investor a continuing option (the “Investor Option”) to purchase from the Company at the Option Purchase Price (as defined below) and on the terms and subject to the conditions set forth in this Section 4.03, up to such number of Shares as may be necessary for the Fully Diluted Aggregate Ownership Percentage of the Investor Group to equal the Share Percentage Cap; and

(ii) as an alternative to exercising the Investor Option, the Investor Group shall have the right to purchase up to such number of Shares on the secondary market such that the Fully Diluted Aggregate Ownership Percentage of the Investor Group shall equal the Share Percentage Cap.

(b) To the extent that the Investor wishes to exercise the Investor Option, it shall deliver a written exercise notice (an “Option Exercise Notice”) to the Company specifying (i) the number of Shares in respect of which the Investor is exercising the Investor Option and (ii) a calculation of the Option Purchase Price and the aggregate Option Purchase Price. The purchase price for each Share to be purchased pursuant to the Investor Option (the “Option Purchase Price”) shall be equal to the Market Price of the Shares as of the date on which the Investor delivers to the Company the applicable Option Exercise Notice. “Market Price” means, as of the applicable date of determination, the volume-weighted average closing price of the Shares on NASDAQ (or the primary securities exchange upon which the Shares are then traded) over the five consecutive trading day period immediately preceding such date of determination.

(c) The consummation of any purchase of Shares by the Investor pursuant to the Investor Option shall take place promptly (and in no event more than three Business Days) following delivery by the Investor of an Option Exercise Notice. Upon the consummation of any such purchase of Shares by the Investor pursuant to the Investor Option, (i) the Company shall deliver to the Investor certificates for such Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, and (ii) the Investor shall deliver to the Company the aggregate Option Purchase Price in respect of such Shares by wire transfer of immediately available funds to an account designated by the Company at least two Business Days prior to such consummation.

(d) Neither the failure of the Investor to exercise the Investor Option in respect of any New Equity Issuance by the Company nor any exercise by the Investor of the Investor Option for less than all Shares that it is then entitled to purchase thereunder shall affect the Investor’s right to exercise the Investor Option in connection with such New Equity Issuance or any subsequent New Equity Issuance, subject to (i) the effect of any subsequent repurchases of Shares by the Company under the Stock Repurchase Program and (ii) the termination of the Investor Option in accordance with Section 4.03(a). The Investor Option shall be assignable, in whole or in part, to any Affiliate of the Investor at the Investor’s discretion.

Section 4.04. Notification of Aggregate Ownership Percentage; Disregarded Dilution. Notwithstanding anything herein to the contrary:

(a) The Company and the Investor agree that, with respect to (i) any rights of the Investor hereunder or any rights of the Investor or any of its Affiliates under the Collaboration Agreements, in each case that terminate if the Aggregate Ownership Percentage, the Fully Diluted Aggregate Ownership Percentage or any other measure of the Investor Group’s ownership percentage in the Company falls below a certain threshold, or (ii) Section 7.02(b)(i), the calculations of the Aggregate Ownership Percentage, the Fully Diluted Aggregate Ownership Percentage and any such other ownership percentage of the Investor Group for such purpose shall in each case disregard any reduction in the Aggregate Ownership Percentage, the Fully Diluted Aggregate Ownership Percentage or such other ownership percentage of the Investor Group, as applicable, that results from the Company’s (i) failure to repurchase Shares as required by Section 4.01, (ii) inability to repurchase Shares in accordance with Section 4.01 as a result of the application of Applicable Law or (iii) provision of inaccurate information under Section 4.02(a).

(b) The Company and the Investor agree that, in the event the Aggregate Ownership Percentage of the Investor Group ceases to be more than 50%, no termination of the Investor’s rights under Section 2.05 shall occur unless (i) the Company has provided the Investor with written notice that the Aggregate Ownership Percentage of the Investor Group has ceased to be more than 50% and (ii) the Investor Group fails to increase its Aggregate Ownership Percentage to more than 50% within 20 Business Days following receipt of such notice (or, in the event that the Investor Group is unable to purchase Shares at any time during such 20-Business Day period as a result of the application of any applicable securities laws (including as a result of the possession by the Investor or any of its Affiliates of any non-public information) and the Investor has provided written notice to the Company during such period of its intention to purchase Shares, the 20-Business Day period following the lapse of any such restrictions). The Company agrees that, without limiting any of the Investor’s other rights under this Article 4, during any such 20-Business Day period the Investor Group shall have the right to purchase on the secondary market a number of Shares such that the Aggregate Ownership Percentage of the Investor Group is no more than 50% plus one Share.

Section 4.05. Material Breach. In the event the Company issues any Company Securities and, as a result thereof, the Fully Diluted Aggregate Ownership Percentage of the Investor Group ceases to be at least equal to 50.1% (a “Material Breach”), the restrictions on the Investor Group described herein (including Section 2.02(e), Section 2.03(c), Section 2.06, Article 3, Section 6.01 and Section 6.03, but excluding Section 6.02 and Section 6.04), but not the Investor Group’s rights described herein, shall immediately terminate, and the Investor and each Investor Group Member shall thereafter have the ability to exercise in full its rights as a shareholder of the Company. The Company shall notify the Investor promptly of any Material Breach and, for the avoidance of doubt, shall have no ability to cure a Material Breach. For the avoidance of doubt, if the Investor Group Transfers an aggregate number of Shares in excess of 0.4% of the Fully Diluted Shares as of immediately following the Closing (taking into account any stock split, stock dividend, reverse stock split or similar event), this provision shall no longer have any force or effect.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01. Demand Registration. (a) At any time following the third anniversary of the Closing (or, if earlier, the termination of the restrictions set forth in Section 6.01(a)(i)) and prior to the later of (x) the tenth anniversary of the Closing and (y) the date on which the Aggregate Ownership Percentage of the Investor Group ceases to be at least 10%, the Company shall effect the registration under the Securities Act of all or any portion of the Registrable Securities of the Investor Group in connection with which the Company has received a request (a registration pursuant to any such request, a “Demand Registration”) from the Investor. Any such request shall specify the intended method of disposition thereof, and the Company shall use commercially reasonable efforts to effect, as soon as reasonably practicable thereafter, the registration under the Securities Act of all Registrable Securities for which the Investor has requested registration under this Section 5.01(a) to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that the Company shall not be obligated to effect more than one Demand Registration hereunder within any twelve-month period (other than (i) Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor form), which shall not exceed two Demand Registrations within any twelve-month period, or (ii) Demand Registrations pursuant to the Shelf Registration, for which an unlimited number of Demand Registrations shall be permitted); and provided, further, that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $5,000,000. “Registering Investor” means the Investor or any Investor Group Member on whose behalf such Registrable Securities are to be registered pursuant to Section 5.01 or Section 5.02 hereof.

(b) At any time prior to the effective date of the registration statement relating to such registration, the Investor may revoke such request, without liability to the Company or any other Registering Investor, by providing a written notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Investor reimburses the Company, or causes the Company to be reimbursed, for all Registration Expenses of such revoked request.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 5.01(b)(ii).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Investor Group included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii) as set forth in Section 5.01(b).

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Registering Investors that, in its view, the number of Registrable Securities requested to be included in such registration (together with any Company Securities that the Company proposes to be included) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities of the Registering Investors requested to be included in such registration by the Investor (allocated, if necessary for the offering not to exceed the Maximum Offering Size, among the Registering Investors in the manner directed by the Investor); and

(ii) second, any securities proposed to be registered by any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f) Upon notice to the Investor, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) such registration would materially and adversely interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (ii) an investment banking firm of recognized national standing shall advise the Company and the Investor in writing that effecting such registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (iii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g) At any time following the third anniversary of the Closing (or, if earlier, the termination of the restrictions set forth in Section 6.01(a)(i)) and prior to the later of (x) the tenth anniversary of the Closing and (y) the date on which the Aggregate Ownership Percentage of the Investor Group ceases to be at least 10%, upon the written request of the Investor, if the Company is eligible, the Company shall use commercially reasonable efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to the Registrable Securities on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act and to cause such Shelf Registration to become effective and use commercially reasonable efforts to keep such Shelf Registration in effect until the Investor Group no longer holds any Registrable Securities. Any offer or sale of Registrable Securities pursuant to the Shelf Registration in any Public Offering shall be deemed to be a Demand Registration subject to the provisions of Section 6.01(a).

Section 5.02. Piggyback Registration. (a) At any time following the third anniversary of the Closing (or, if earlier, the termination of the restrictions set forth in Section 6.01(a)(i)) and prior to the later of (x) the tenth anniversary of the Closing and (y) the date on which the Aggregate Ownership Percentage of the Investor Group ceases to be at least 10%, if the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor forms or a registration pursuant to Rule 145 promulgated by the SEC under the Securities Act), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to the Investor, which notice shall set forth the Investor’s rights under this Section 5.02 and shall offer the Investor the opportunity to include in such registration statement the number of Registrable Securities of any member of the Investor Group of the same class or series as those proposed to be registered as the Investor may request (a “Piggyback Registration”), subject to the provisions of Section 5.02(b). Upon the request of the Investor made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by any Registering Investor), the Company shall use commercially reasonable efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities of each Registering Investor that the Company has been so requested to register by the Investor to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves a Public Offering, all Registering Investors must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(g)(i) on the same terms and conditions as apply to the Company, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to the Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves a Public Offering (other than pursuant to any Demand Registration, in which case the provisions with respect to priority of inclusion set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company and the Registering Investors intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, (x) all Registrable Securities of the Registering Investors requested to be included in such registration by the Investor and (y) all “Registrable Securities” requested to be included in such registration by any “Holder” (each as defined in the Existing Investors’ Rights Agreement) pursuant to the Existing Investors’ Rights Agreement (allocated between (x) and (y), if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registrable Securities and such “Registrable Securities” (as defined in the Existing Investors’ Rights Agreement) requested to be included in such registration by the Registering Investors and the “Holders” (as defined in the Existing Investors’ Rights Agreement), respectively); and

(iii) third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

Section 5.03. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor the Investor shall, and the Investor shall cause each other Registering Investor not to, effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days following the date of the final prospectus related to such Public Offering (such period, the “Lock-Up Period” for the applicable registration statement).

Section 5.04. Registration Procedures. (a) Whenever the Investor requests that any Registrable Securities be registered pursuant to Sections 5.01 or 5.02, subject to the provisions of such Sections, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(b) The Company shall as soon as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of the Shelf Registration, one year (or such shorter period in which all of the Registrable Securities of the Registering Investors included in such registration statement shall have actually been sold thereunder).

(c) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Investor and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Registering Investors and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as the Investor (for itself and on behalf of any other applicable Registering Investor) or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Investor. The Company shall give the Investor (on behalf of itself and any other Registering Investor), the underwriter in a Public Offering and their respective counsel and accountants the opportunity to participate in the preparation of any registration statement or prospectus, or any amendment or supplement thereto. The Investor shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to any Registering Investor, any other member of the Investor Group or any of their respective Affiliates and the Company shall use commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Investors thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Investor of any stop order issued or threatened by the SEC or any state securities commission and take reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e) The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities of any Registering Investor covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably (in light of the applicable Registering Investor’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and perform other acts and things that may be reasonably necessary to enable such Registering Investor to consummate the disposition of the Registrable Securities owned by such Registering Investor; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(e), (B) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f) The Company shall promptly notify each Registering Investor, at any time when a prospectus relating to any Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Registering Investor and file with the SEC any such supplement or amendment.

(g) (i) The Company and the Investor shall jointly select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by the Investor of a Demand Registration and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(h) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Investor and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Registering Investor or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Investor agrees, on its behalf and on behalf of each other Registering Investor, that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or any such other Registering Investor as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. The Investor further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, and shall cause each other Registering Investor, to the extent applicable, to give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i) In connection with any Public Offering of Registrable Securities, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Investor) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) to the extent possible make such representations and warranties to the underwriters of such Registrable Securities with respect to the business of the Company and the Subsidiaries, the registration statement, prospectus and documents incorporated by reference or deemed incorporated by reference, if any, with respect to such underwritten offering, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when requested, (ii) provide indemnities to the effect and to the extent provided in Section 5.05, (iii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the underwriters and their counsel) addressed to each underwriter of Registrable Securities and each Registering Investor, covering the matters customarily covered in opinions requested in similar underwritten offerings, (iv) obtain “comfort letters” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any Subsidiary, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each underwriter of Registrable Securities and each Registering Investor, such letters to be in customary form and covering matters of the type customarily covered in “comfort letters” in connection with similar underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the underwriters, and which are customarily delivered in similar underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

(j) The Company may require the Investor promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities of any Registering Investor as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(f), the Investor shall, and shall cause each other Registering Investor to, forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(f), and, if so directed by the Company, the Investor shall, and shall cause each such other Registering Investor to, deliver to the Company all copies, other than any permanent file copies then in such Registering Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(b)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(f) to the date when the Company shall make available to such Registering Investor a prospectus supplemented or amended to conform with the requirements of Section 5.04(f).

(l) The Company shall use commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any customary “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 5.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Investor holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Registering Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Registering Investor or on such Registering Investor’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Investors provided in this Section 5.05.

Section 5.06. Indemnification by Registering Investors. The Investor agrees to, and agrees to cause each Registering Investor holding Registrable Securities included in any registration statement to, severally but not jointly, indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Registering Investor, but only with respect to information furnished in writing by such Registering Investor or on such Registering Investor’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Investor also agrees to, and to cause each other Registering Investor to, indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Investor shall be liable under this Section 5.06 for any Damages in excess of the net proceeds realized by such Registering Investor in the sale of Registrable Securities of such Registering Investor to which such Damages relate.

Section 5.07. Conduct of Indemnification Proceedings. If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 5.05 or 5.06, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.08. Contribution. (a) If the indemnification provided for in Section 5.05 or 5.06 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages,

(i) as between the Company and the Registering Investors holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Registering Investors on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Registering Investors on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; and

(ii) as between the Company on the one hand and each such Registering Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Investor in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Registering Investors on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Registering Investors bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Registering Investors on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Registering Investors or by such underwriters. The relative fault of the Company on the one hand and of each such Registering Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Investor (for itself and on behalf of each other Registering Investor) agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5.08(a). The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 5.08(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Investor shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Registering Investor were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Registering Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Investor’s obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Registering Investor bears to the total proceeds of the offering received by all such Registering Investors and not joint. The Investor agrees to take all actions necessary to ensure the compliance by each other Registering Investor with the indemnification and contribution provisions applicable to them pursuant to Section 5.06 and Section 5.08.

Section 5.09. Participation in Public Offering. No member of the Investor Group may participate in any Public Offering hereunder unless such Person (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Investor participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 5.11. Cooperation by the Company. If the Investor or any other Investor Group Member shall Transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Investor Group Member and shall provide to such Investor Group Member such information as such Investor Group Member shall reasonably request.

Section 5.12. Transfer of Registration Rights. Any member of the Investor Group may assign all or a portion of its rights under this Article 5 in connection with any permitted Transfer of Registrable Securities by such Person, except in connection with any Transfers pursuant to a Public Offering or pursuant to Rule 144. Any assignments in violation of this Section 5.12 shall be null and void.

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01. Restrictions on Transfers of Shares.

(a) The Investor agrees that it shall not, and shall not permit the Investor Group Members to, Transfer any Shares (or solicit any offers in respect of any Transfer of any Shares) (i) during the Original Standstill Period, except among the Investor and its Affiliates, or (ii) thereafter, without Disinterested Director Approval, to a Person or group (as defined in Section 13(d)(3) of the Exchange Act) if such Person or group would beneficially own in excess of 10% of the outstanding Shares following such Transfer; provided that (A) the foregoing clause (ii) shall not apply to (x) sales pursuant to Public Offerings, (y) sales structured as regular sales over NASDAQ or any other securities exchange on which the Shares are traded or (z) block sales to broker-dealers, and (B) after the fifth anniversary of the Closing, the Investor Group shall be permitted to Transfer all (but not less than all) of its Shares to a third party that has made an offer to the Company or its stockholders (including pursuant to a tender offer) to purchase all of the outstanding Shares; provided that, in the case of this clause (B), the price, form of consideration and other terms and conditions of the Transfer offered to the Investor Group are the same (or no more favorable) than the price, form of consideration and other terms and conditions offered to all other stockholders of the Company, other than (i) fair market consideration payable in exchange for entering into restrictive covenants and (ii) commercial agreements (including with respect to transition services) on arms’-length terms, in each case that the purchaser requires as a condition to the transaction (an offer meeting the criteria of this clause (B), a “Third Party Buyout Offer”).

(b) The Investor agrees that it shall not Transfer any Shares (or solicit any offers in respect of any Transfer of any Shares) except in compliance with the Securities Act, any other applicable securities or “blue sky” laws. Except as set forth in this Section 6.01, neither the Investor nor any Investor Group Member shall be subject to any restriction on its ability to Transfer Shares or to solicit offers in respect of any such Transfer.

Section 6.02. Confidentiality.

(a) Each of the Company and the Investor agrees that, effective immediately as of the Acceptance Time, and without any further action being required on the part of any Person, the Confidentiality Agreement (as defined in the Transaction Agreement) shall terminate in its entirety and shall be of no further force and effect.

(b) In connection with the Investor’s investment in the Company, each of the Company and the Investor (as applicable, the “Disclosing Party”) has furnished, and expects to continue to furnish, the other party (the “Receiving Party”) with certain Confidential Information (as defined below) of the Disclosing Party. Each Receiving Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to its Representatives who need to know such information with respect to any matters relating hereto; provided that the Receiving Party shall be responsible for any breach by such Representatives of the confidentiality obligations under this Section 6.02;

(ii) to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Receiving Party or any of its Representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Receiving Party or any of its Representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Receiving Party or its applicable Representative shall provide the Disclosing Party with prompt notice of any such request, to the extent practicable and legally permitted, so that the Disclosing Party may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable Representative shall reasonably cooperate (at the Disclosing Party’s expense) with such efforts by the Disclosing Party;

(iii) in the case of the Investor, to any Person to whom the Investor is contemplating a Transfer of its Company Securities; provided that (A) such Transfer would not be in violation of the provisions of this Agreement, (B) such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement (1) that contains terms no less favorable to the Company than the Confidentiality Agreement (provided that the standstill provisions in such confidentiality agreement may permit a Third Party Buyout Offer) and (2) to which the Company is made an express third-party beneficiary, and (C) the Investor provides the Company with prior written notice of the identity of the proposed transferee, the Confidential Information proposed to be shared with such proposed transferee, and the form of confidentiality agreement with such proposed transferee at least five Business Days before entering into such confidentiality agreement; provided, further, that, without the written consent of the Company (not to be unreasonably withheld, conditioned or delayed), no such disclosure may be made to any actual competitor of the Company or any Affiliate of such competitor; and

(iv) to the extent required to permit such Receiving Party or any of its Representatives to comply with Applicable Law or applicable rules or regulations of any stock exchange on which securities of such Receiving Party or its Affiliates are listed; provided that, in the case of the Investor, such disclosure requirement does not arise from a breach of Section 3.01 of this Agreement; and provided, further, that the Receiving Party or its applicable Representative shall provide the Disclosing Party with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Disclosing Party may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable Representative shall reasonably cooperate (at the Disclosing Party’s expense) with such efforts by the Disclosing Party.

(c) “Confidential Information” means any nonpublic information received by any Receiving Party (which shall include, in the case of the Investor, Confidential Information of the Company that may be shared with the Investor by any Investor Designee or Observer pursuant to the following clause (d)) concerning the Disclosing Party, its Affiliates, or its or their respective financial condition, business, operations or prospects; provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its directors, officers, employees, counsel, investment advisers or other agents or representatives (including, in the case of the Investor, any Affiliate of the Investor) (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party, (iii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, which source is or was (at the time of receipt of the relevant information) not, to the best of the Receiving Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Disclosing Party, (iv) is independently developed by the Receiving Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Disclosing Party or (v) that the Investor or the Company is permitted to disclose under the Collaboration Agreements).

(d) Nothing in this Agreement shall restrict or prevent any Investor Designee or Observer designated by the Investor from sharing with the Investor and its Affiliates any Confidential Information of the Company or any of its Affiliates; provided that, with respect to any such Confidential Information, the Investor and such Affiliates shall be subject to the confidentiality obligations set forth in this Section 6.02 as a “Receiving Party” hereunder and the Investor shall be responsible for any breach of such provisions by its Affiliates.

Section 6.03. Conflicting Agreements; Limitations on Subsequent Registration Rights.

(a) The Company, the Investor and each Existing VC Investor (for as long as it has an Existing VC Representative on the Board) represents and agrees that it shall not (i) grant any proxy, (ii) enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities or (iii) enter into any agreement or arrangement of any kind with any Person, in each case if any such proxy, voting trust, agreement or arrangement is (x) inconsistent with the provisions of this Agreement or (y) for the purpose or with the effect of denying or reducing the rights of any party under this Agreement.

(b) The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Investor Group included therein or (ii) on terms otherwise more favorable than this Agreement. The Company also represents and warrants to the Investor that (i) it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person, other than pursuant to the Existing Investors’ Rights Agreement as filed with the SEC on July 29, 2013, and (ii) the rights granted under the Existing Investors’ Rights Agreement do not conflict with the rights of the Investor Group set forth in Article 5 of this Agreement.

Section 6.04. Freedom to Pursue Opportunities.

(a) The parties expressly acknowledge and agree that (i) the Investor and each of its Affiliates (including any Investor Designee or Observer) has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account or in partnership with, or as an employee, officer, director or stockholder of, any other Person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries, (ii) none of the Company, any of its Subsidiaries or any Existing VC Investor shall have any rights in and to the business ventures of the Investor or any of its Affiliates (including any Investor Designee or Observer), or the income or profits derived therefrom (other than in its capacity as a stockholder of the Company), and (iii) in the event that the Investor or any of its Affiliates (including any Investor Designee or Observer) acquires knowledge of a potential transaction or matter that may be an opportunity for the Company, except to the extent that any such transaction or opportunity comes to such Person’s attention solely through the role of any Investor Designee or Observer, neither the Investor nor any of its Affiliates (including any Investor Designee or Observer) shall have any duty (contractual or otherwise) to communicate or present such opportunity to the Company, any of its Subsidiaries or any Existing VC Investor and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, any of its Subsidiaries or any Existing VC Investor (or any of their respective Affiliates) for breach of any duty (contractual or otherwise) by reason of the fact that the Investor or any of its Affiliates (including any Investor Designee or Observer), directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company, any of its Subsidiaries or any Existing VC Investor; provided that the foregoing shall not be deemed to limit Section 6.02 hereof or amend or modify the terms of the Collaboration Agreements.

(b) The parties expressly acknowledge and agree that, without limiting the Investor’s rights hereunder (including pursuant to Section 2.05), (i) the Company and each of its Affiliates and each Existing VC Investor and its Affiliates has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Investor or its Affiliates, on its own account or in partnership with, or as an employee, officer, director or stockholder of, any other Person, including those lines of business deemed to be competing with the Investor or any of its Affiliates, (ii) none of the Investor or any of its Affiliates shall have any rights in and to the business ventures of the Company or any of its Affiliates or any Existing VC Investor or any of its Affiliates or the income or profits derived therefrom (other than in its capacity as a stockholder of the Company), and (iii) in the event that the Company or any of its Affiliates or any Existing VC Investor or any of its Affiliates acquires knowledge of a potential transaction or matter that may be an opportunity for the Investor or any of its Affiliates, neither the Company nor the Existing VC Investor shall have any duty (contractual or otherwise) to communicate or present such opportunity to the Investor and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Investor for breach of any duty (contractual or otherwise) by reason of the fact that the Company or any of its Affiliates or the Existing VC Investor or any of its Affiliates, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Investor; provided that the foregoing shall not be deemed to limit Section 6.02 hereof or amend or modify the terms of the Collaboration Agreements.

Section 6.05. Information Rights; Accounting.

(a) The Company shall provide to the Investor such other information (and, during reasonable business hours, access to such information and to relevant personnel) as may reasonably be requested by the Investor or as is otherwise required by Applicable Law or any securities exchange on which the capital stock of the Investor or any of its Affiliates is traded, including in connection with the Investor Group’s accounting, consolidation, compliance, audit and public reporting functions. In furtherance of the foregoing, upon the Investor’s request, (i) the Company shall keep the Investor informed, on a reasonably current basis, of (x) any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries (and shall reasonably cooperate with the Investor Group in connection therewith (including by giving the Investor the opportunity to review written submissions in advance (and considering the Investor’s comments thereto in good faith) and, to the extent permissible under Applicable Law, attending meetings with authorities and regulators)), and (y) any security or data breach of any kind in any jurisdiction involving or affecting the Company or any of its Subsidiaries (and shall reasonably cooperate with the Investor Group in connection therewith), and (ii) the Company shall, on an annual basis, permit the Investor to audit the Company’s information technology and data privacy policies, procedures and architecture (or provide to the Investor a third-party audit prepared on behalf of the Company with respect thereto), and consider in good faith the Investor’s comments in connection therewith. For the avoidance of doubt, the Company agrees that it shall remain fully responsible for compliance by the Company and its Subsidiaries with Applicable Law. The Company may restrict the foregoing access and the disclosure of information pursuant to this Section 6.05 (other than Section 6.05(b)) to the extent that (A) any Applicable Law requires the Company or its Subsidiaries to restrict or prohibit access to any such information or (B) disclosure of any such information would result in the loss of attorney-client privilege (but in each case the Company shall use its commercially reasonable efforts to (1) develop an alternative to providing such information that is reasonably acceptable to the Investor or (2) enter into a joint defense agreement or implement such other techniques if the parties determine that doing so would permit the disclosure of such information without violating such Applicable Law or attorney-client privilege).

(b) The Company shall report financial information (including forecasts) to the Investor in accordance with the Investor’s Financial Group Accounting and Reporting Guidelines as they exist from time to time (the “FGAR Guidelines”) based on International Financial Reporting Standards as issued by the International Accounting Standards Board, as may be amended from time to time, and in accordance with the Investor’s internal reporting timetables and guidelines; provided that the Investor will provide reasonable assistance and training to the Company’s finance and accounting personnel in connection therewith.

(c) The Company shall reasonably cooperate with the Investor, and promptly provide the Investor with information requested with respect to, (A) external and internal audit risk assessment, (B) material non-recurring events that could have accounting or financial reporting implications and (C) proposed external disclosure of financial results, including regulatory filings. The Company shall also reasonably cooperate with the Investor’s auditors in connection with matters relevant to the audit of the Investor’s consolidated financial statements.

(d) In furtherance of the foregoing, senior employees responsible for financing and accounting functions at the Company and the Investor will meet at least twice per calendar year to discuss their respective finance and accounting activities (including foreign exchange risk management, cash management, portfolio exposure management and taxation and accounting issues).

Section 6.06. No Restrictions on the Company or the Investor.

(a) Without the prior written consent of the Company, after the date hereof, the Investor shall not, and shall cause its Affiliates not to, take any action (other than, for the avoidance of doubt, the exercise of the Investor’s rights under Section 2.05) or execute any agreement that would purport to bind the Company or any of its Subsidiaries as a “subsidiary,” “affiliate” or similar related party of the Investor or any of its Affiliates, including any provision or covenant that would purport to limit the freedom of the Company or any of its Subsidiaries to (i) sell any products or services to any Person or in any geographic region, (ii) engage in any line of business or compete with any other Person, (iii) obtain products or services from any Person, (iv) solicit for employment, employ or otherwise engage any Persons as a service provider, or (v) disclose or use the confidential information of any Person (other than with respect to confidential information of a third party provided to the Company or any of its Subsidiaries by the Investor or any of its Affiliates). The Investor agrees to indemnify and hold harmless the Company and its Subsidiaries and their respective officers, directors, employees, partners and agents from and against any and all Damages (as defined in the Transaction Agreement) caused by or relating to the existence of any Contract entered into by the Investor or any of its Affiliates that purports to subject the Company or any of its Subsidiaries to any of the restrictions set forth in clauses (i) through (v) of the preceding sentence.

(b) Without the prior written consent of the Investor, after the date hereof, the Company shall not, and shall cause its Affiliates not to, take any action or execute any agreement that would purport to bind the Investor or any of its Affiliates (including for this purpose Chugai Pharmaceutical Co., Ltd. and its Subsidiaries) as an “affiliate,” “shareholder” or similar related party of the Company or any of its Subsidiaries, including any provision or covenant that would purport to limit the freedom of the Investor or any of its Affiliates (including for this purpose Chugai Pharmaceutical Co., Ltd. and its Subsidiaries) to (i) sell any products or services to any Person or in any geographic region, (ii) engage in any line of business or compete with any other Person, (iii) obtain products or services from any Person, (iv) solicit for employment, employ or otherwise engage any Persons as a service provider, or (v) disclose or use the confidential information of any Person (other than with respect to confidential information of a third party provided to the Investor or any of its Affiliates by the Company or any of its Subsidiaries). The Company agrees to indemnify and hold harmless the Investor and its Affiliates is and their respective officers, directors, employees, partners and agents from and against any and all Damages (as defined in the Transaction Agreement) caused by or relating to the existence of any Contract entered into by the Company or any of its Subsidiaries that purports to subject the Investor or any of its Affiliates to any of the restrictions set forth in clauses (i) through (v) of the preceding sentence.

ARTICLE 7

EFFECTIVENESS; TERMINATION

Section 7.01. Effectiveness. Unless terminated earlier in accordance with Section 7.02(a), this Agreement shall automatically and immediately become effective, without any further action by any Person, at the Acceptance Time.

Section 7.02. Termination. (a) Prior to the consummation of the Acceptance Time, this Agreement shall automatically terminate without any further action by any Person, upon the earlier of (i) the termination of the Transaction Agreement in accordance with its terms and (ii) the written agreement of each party hereto to terminate this Agreement.

(b) This Agreement shall automatically terminate, without any further action by any Person, upon the later of (i) subject to Section 4.04, the date on which the Aggregate Ownership Percentage of the Investor Group is less than 10% and (ii) the date on which the Investor Group no longer owns any Registrable Securities; provided that this Agreement (A) may be terminated at any time upon the written agreement of each party hereto and (B) may be terminated by the Investor at such time as the Investor Group’s Aggregate Ownership Percentage is equal to 100%.

Section 7.03. Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 7.02 hereof, this Agreement shall become void and of no further effect; provided that (i) Section 6.02 (in the case of any termination under Section 7.02(b)) shall survive any such termination for a period of five years from the date of termination, (ii) this Section 7.03 and Article 8 shall survive any such termination and (iii) any breach of this Agreement prior to such termination shall survive such termination.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise.

(c) Except as expressly set forth in this Agreement (including Section 5.12), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 8.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given, if to the Company, to:

Foundation Medicine, Inc.

150 Second Street

Cambridge, MA 02141

Attention: Michael J. Pellini, M.D., Chief Executive Officer

Facsimile No.: (617) 418-2201

Email: mpellini@foundationmedicine.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

Attention:	Stuart M. Cable
Lisa R. Haddad

Facsimile No.: (617) 523-1231

Email:	scable@goodwinprocter.com
lhaddad@goodwinprocter.com

if to Investor, to:

Roche Holdings, Inc.

1 DNA Way

South San Francisco, California 94080

Attention: General Counsel

Fax: (650) 225-6000

with copies (which shall not constitute notice) to:

F. Hoffmann-La Roche Ltd

Group Legal Department

Grenzacherstrasse 124

CH-4070 Basel, Switzerland

Attention: Dr. Beat Kraehenmann

Fax: +41 61 688 13 96

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:	Arthur F. Golden
Marc O. Williams

Facsimile No.:(212) 701-5800

Email:	arthur.golden@davispolk.com
marc.williams@davispolk.com

if to an Existing VC Investor, as set forth in the signature page hereof,

or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any material amendment or waiver that is effected after the Acceptance Time shall also require Disinterested Director Approval. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 8.04. Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 8.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.02 shall be deemed effective service of process on such party.

Section 8.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 8.08. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8.09. Entire Agreement. This Agreement, the Transaction Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 8.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.11. Compliance with Applicable Governance Rules. It is the intent of the Investor and the Company that (i) the provisions of this Agreement comply, and following the date hereof continue to comply, with the Applicable Governance Rules, as the same may be amended from time to time, and (ii) the Company not rely on any “controlled company exemption” or similar provision under the Applicable Governance Rules. In furtherance of the foregoing, if any term, covenant or restriction included in this Agreement fails at any time to comply with the Applicable Governance Rules (without regard to any “controlled company exemption” or similar provision) (including, for the avoidance of doubt, the Investor’s rights hereunder), the parties agree to negotiate in good faith to modify this Agreement so as to comply with the Applicable Governance Rules while retaining the original intent as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FOUNDATION MEDICINE, INC.

By:	/s/ Steven J. Kafka
	Name:	Steven J. Kafka
	Title:	Chief Operating Officer

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROCHE HOLDINGS, INC.

By:	/s/ Bruce Resnick
	Name:	Bruce Resnick
	Title:	Vice President and Tax Counsel

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXISTING VC INVESTORS: (solely for purposes of Section 2.02(f), Section 6.03(a) and Section 6.04)

KLEINER PERKINS CAUFIELD & BYERS XIV, LLC

By:	/s/ Paul M. Vronsky
	Name:	Paul M. Vronsky
	Title:	General Counsel

KPCB XIV FOUNDERS FUND, LLC

By:	/s/ Paul M. Vronsky
	Name:	Paul M. Vronsky
	Title:	General Counsel

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXISTING VC INVESTORS: (solely for purposes of Section 2.02(f), Section 6.03(a) and Section 6.04)

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Paul M. Vronsky
	Name:	Paul M. Vronsky
	Title:	General Counsel

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXISTING VC INVESTORS: (solely for purposes of Section 2.02(f), Section 6.03(a) and Section 6.04)

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures GP, L.P., its general partner

By:	TRV GP, LLC, its general partner

By:	/s/ Kevin Gillis
	Name:	Kevin Gillis
	Title:	Partner and CFO

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EXISTING VC INVESTORS: (solely for purposes of Section 2.02(f), Section 6.03(a) and Section 6.04)

GOOGLE VENTURES 2011, L.P.
By:	Google Ventures 2011 GP, L.L.C., its General Partner

By:	/s/ Jennifer L. Kercher
	Name:	Jennifer L. Kercher
	Title:	Authorized Signatory

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

Annex A – Equity Plan Extension Methodology

An Equity Plan Extension may provide for up to a maximum number of Shares reserved for issuance equal to the sum of: (x) the number of Shares reserved for issuance under the Company’s then-existing Permitted Equity Plan (other than the 2013 Stock Option and Incentive Plan) at the end of its 10-year term, plus (y) the number of Shares underlying any equity awards outstanding under the Company’s then-existing Permitted Equity Plan that are forfeited after the expiration or termination of such Permitted Equity Plan, plus (z) an additional number of Shares equal to 15% of the outstanding Shares upon the adoption of such Equity Plan Extension. For the avoidance of doubt, an Equity Plan Extension may only be consummated once every 10 years.